Exhibit No. 99.1

Hub Group, Inc. Reports Record Earnings for the Third Quarter

DOWNERS GROVE, IL, October 19, 2005, -- Hub Group, Inc. (NASDAQ: HUBG) today reported record net income for the quarter ended September 30, 2005 of $9.6 million. This represents a 23% increase versus third quarter 2004 adjusted net income. The 2004 adjustment excludes early debt extinguishment costs. Hub Group’s diluted earnings per share for the quarter ended September 30, 2005 is $0.47. This represents an increase of 24% compared to adjusted diluted earnings per share for the quarter ended September 30, 2004 of $0.38.

On an as-reported basis, net income for the third quarter of 2005 increased to $9.6 million from $3.6 million in the same quarter last year. As reported diluted earnings per share increased to $0.47 compared to $0.17 during last year's third quarter.

Hub’s revenue grew by 10.3% to $399.4 million compared to $362.1 million in the third quarter of 2004. Third quarter intermodal revenue increased 9.0% to $283.5 million. Truckload brokerage revenue increased 21.7% to $68.3 million this quarter. Third quarter logistics revenue increased 4.8% to $35.7 million. Hub Group Distribution Services revenue decreased 0.3% to $12.0 million in the third quarter of 2005.

Costs and expenses decreased 1.1% in the third quarter of 2005 to $33.7 million compared to $34.1 million in the third quarter of 2004, reflecting the benefits from the Company's improved operating efficiencies and cost containment programs. Other income increased to $0.4 million in 2005 from an expense of $7.6 million in 2004 due primarily to expenses associated with the extinguishment of the private placement debt during the third quarter of 2004.

FULL YEAR 2005

Given the current operating environment, we are comfortable that the earnings for 2005 will be within the analysts’ range of $1.45 to $1.53 per diluted share.

A tabular reconciliation of the differences between the adjusted financial results for the three-month period ended September 30, 2004 and the Company's financial results determined in accordance with generally accepted accounting principles in the United States of America ("GAAP") is contained in the summary financial statements attached to this press release.

All share and per share amounts have been adjusted to give retroactive effect to the stock split which occurred in the second quarter of 2005. Certain prior year amounts have been reclassified to conform to the current year presentation.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on Wednesday, October 19, 2005 to discuss its third quarter results.

Hosting the conference call will be David P. Yeager, Vice-Chairman and CEO and Thomas M. White, Senior Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast by Thomson/CCBN and can be accessed through the Investors link at Hub Group's Web site at http://www.hubgroup.com or individual investors can access the audio webcast at http://www.fulldisclosure.com and institutional investors can access the webcast at http://www.streetevents.com . The webcast is listen-only. Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (866) 271-6130. The conference call participant code is 13601626. The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at http://www.hubgroup.com . This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading non-asset based freight transportation management company providing comprehensive intermodal, truckload brokerage, logistics and distribution services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2004 and Form 10-Q for the periods ended March 31, 2005 and June 30, 2005. Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: HUB GROUP, INC.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,

	2005	2004	2005	2004

Revenue	$ 399,400	$ 362,105	$ 1,110,888	$ 1,039,377

Transportation costs	350,273	314,077	971,607	905,881
Gross margin	49,127	48,028	139,281	133,496

Costs and expenses:
Salaries and benefits	22,242	21,995	65,621	66,570
General and administrative	9,052	9,023	28,294	29,618
Depreciation and amortization of property and equipment	2,401	3,052	7,337	8,786
Total costs and expenses	33,695	34,070	101,252	104,974

Operating income	15,432	13,958	38,029	28,522

Other income (expense):
Interest expense	(145)	(571)	(492)	(3,968)
Interest income	217	56	601	165
Debt extinguishment expenses	-	(7,296)	-	(7,296)
Other, net	357	180	411	583
Total other income (expense)	429	(7,631)	520	(10,516)

Income before provision for income taxes	15,861	6,327	38,549	18,006

Provision for income taxes	6,251	2,775	15,666	7,682

Net income	$ 9,610	$ 3,552	$ 22,883	$ 10,324

Basic earnings per common share	$ 0.49	$ 0.18	$ 1.15	$ 0.61
Diluted earnings per common share	$ 0.47	$ 0.17	$ 1.10	$ 0.57

Basic weighted average number of shares outstanding	19,640	19,414	19,966	16,870
Diluted weighted average number of shares outstanding	20,406	20,648	20,786	18,058

HUB GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
September 30,	December 31,
2005	2004
(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 26,847	$ 16,806
Restricted investments	1,173	-
Accounts receivable
Trade, net	159,602	140,762
Other	8,266	8,313
Deferred taxes	4,514	4,667
Prepaid expenses and other current assets	4,327	4,746
TOTAL CURRENT ASSETS	204,729	175,294

PROPERTY AND EQUIPMENT, net	15,029	19,487
GOODWILL, net	215,175	215,175
OTHER ASSETS	354	889
TOTAL ASSETS	$ 435,287	$ 410,845
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable
Trade	$ 130,053	$ 115,819
Other	4,439	1,660
Accrued expenses
Payroll	16,886	19,542
Other	16,596	15,100
TOTAL CURRENT LIABILITIES	167,974	152,121

DEFERRED TAXES	36,566	31,788
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value, 2,000,000 shares authorized; no shares
issued or outstanding in 2005 and 2004	-	-
Common stock
Class A: $.01 par value; 47,337,700 shares authorized; 20,281,248
shares issued and 19,538,478 shares outstanding in 2005; 19,933,610 shares issued and outstanding in 2004	203	199
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares
issued and outstanding in 2005 and 2004	7	7
Additional paid-in capital	182,003	182,262
Purchase price in excess of predecessor basis, net of tax benefit of
$10,306	(15,458)	(15,458)
Retained earnings	87,494	64,611
Unearned compensation	(3,375)	(4,685)
Treasury stock, at cost (742,770 shares in 2005)	(20,127)	-
TOTAL STOCKHOLDERS' EQUITY	230,747	226,936
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 435,287	$ 410,845

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
		Nine Months Ended September 30,
	2005	2004

Cash flows from operating activities:
Net income	$ 22,883	$ 10,324
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization of property and equipment	7,633	8,966
Deferred taxes	10,523	7,535
Compensation expense related to restricted stock	1,603	1,593
Gain on sale of assets	(271)	(248)
Other assets	-	696
Changes in working capital:
Restricted investments	(1,173)	-
Accounts receivable, net	(18,793)	(5,273)
Prepaid expenses and other current assets	419	219
Other, net	535	-
Accounts payable	17,013	(6,731)
Accrued expenses	(1,160)	3,756
Net cash provided by operating activities	39,212	20,837
Cash flows from investing activities:
Proceeds from the sale of property and equipment	573	261
Purchases of property and equipment	(3,477)	(2,668)
Net cash used in investing activities	(2,904)	(2,407)
Cash flows from financing activities:
Proceeds from stock offering, net	-	55,871
Proceeds from stock options exercised	4,304	3,500
Purchase of treasury stock	(30,571)	(2,767)
Net payments on revolver	-	(6,000)
Payments on long-term debt	-	(69,034)
Net cash used in financing activities	(26,267)	(18,430)
Net increase in cash and cash equivalents	10,041	-
Cash and cash equivalents beginning of period	16,806	-
Cash and cash equivalents end of period	$ 26,847	$ -

Supplemental disclosures of cash flow information
Cash paid for:
Interest	$ 909	$ 2,995
Income taxes	$ 3,310	$ 477

HUB GROUP, INC.
MODAL REVENUE SUMMARY
(in thousands)

	First	Second	Third
	Quarter	Quarter	Quarter	YTD
	2005	2005	2005	2005

Intermodal	$233,662	$259,260	$283,476	$776,398
Brokerage	60,154	68,038	68,283	196,475
Logistics	35,589	34,524	35,676	105,789
Total Core	329,405	361,822	387,435	1,078,662

HGDS	10,453	9,808	11,965	32,226

Consolidated	$339,858	$371,630	$399,400	$1,110,888

	First	Second	Third
	Quarter	Quarter	Quarter	YTD
	2004	2004	2004	2004

Intermodal	$236,321	$247,940	$259,958	$744,219
Brokerage	50,960	56,778	56,124	163,862
Logistics	33,913	33,786	34,028	101,727
Total Core	321,194	338,504	350,110	1,009,808

HGDS	7,108	10,466	11,995	29,569

Consolidated	$328,302	$348,970	$362,105	$1,039,377

Note:

HGDS transferred its Pharmaceutical business to Logistics in August 2004, resulting in an increase in Logistics revenue of $4,331 in first quarter 2005, $3,384 in second quarter 2005 and $484 in third quarter 2005.

HUB GROUP, INC.
RECONCILIATION OF AS REPORTED FINANCIAL RESULTS TO AS ADJUSTED FINANCIAL RESULTS
(in thousands, except per share amounts)

	Three Months Ended September 30, 2004
	As Reported	Adjustments		As Adjusted

Operating income	$ 13,958	$ -		$ 13,958
Interest expense	(571)	-		(571)
Interest income	56	-		56
Debt extinguishment expenses	(7,296)	(7,296)	a	-
Other, net	180	-		180
Income before provision for income taxes	6,327	(7,296)		13,623
Provision for income taxes	2,775	(3,064)		5,839
Net Income	$ 3,552	$ (4,232)		$ 7,784

Basic earnings per common share	$ 0.18	$ (0.22)		$ 0.40
Diluted earnings per common share	$ 0.17	$ (0.21)		$ 0.38

Basic weighted average number of shares
outstanding	19,414	19,414		19,414
Diluted weighted average number of shares
outstanding	20,648	20,648		20,648

a) Fees and expenses related to our extinguishment of 9.14% debt
1) Pre-payment penalty of $6,804
2) Write-off of related deferred financing costs of $492

b) Income taxes at 42.0%

Note: The purpose of this statement is to reflect as adjusted earnings excluding the one time costs associated with prepaying our debt.